Exhibit 10.1
FIRST AMENDMENT
TO
CHAIRMAN AGREEMENT
BY AND BETWEEN
NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.
AND
THOMAS W. ERICKSON
     This First Amendment (“Amendment”) is dated as of the 28th day of January, 2008 by and between NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC. (the “Company”), and Thomas W. Erickson (“Mr. Erickson”).
WITNESSETH:
     WHEREAS, on February 23, 2007 the Company entered into a Chairman Agreement with Mr. Erickson (the “Agreement”); and
     WHEREAS, both the Company and Mr. Erickson desire to extend the Term of the Agreement and to clarify Mr. Erickson’s current role at the Company.
     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties agree as follows:
     1. Paragraph 1.1 is deleted in its entirety and replaced with the following:
          “The Company hereby retains Mr. Erickson to serve as Chairman of the Board, Interim Chief Executive Officer and Interim President; and Mr. Erickson accepts such positions, in each case subject to and in accordance with the provisions of this Agreement.”
     2. Paragraph 1.2 is amended by deleting the first sentence and replacing it with the following:
          “Mr. Erickson will serve as Chairman of the Board and in such other capacities as he and the Company may agree.”
     3. Paragraph 2.1 of the Agreement shall be amended by renewing the Term for a period of one (1) year, commencing on the first anniversary of the Effective Date. As a result, the Agreement will now expire on February 22, 2009 unless earlier terminated as provided in the Agreement.
     4. Except as expressly provided herein, all terms and conditions of the Agreement shall be unmodified and remain in full force and effect.
     5. From and after the execution and delivery of this Amendment, all references to the Agreement contained in other agreements and instruments executed and delivered pursuant to or in connection with the Agreement shall hereinafter mean and refer to the Agreement as amended hereby.

     6. This Amendment may be executed in counterparts by the parties hereto, all of which shall constitute one and the same instrument. A facsimile transmission of this signed Amendment bearing a signature on behalf of a party hereto shall be binding on such party.
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     IN WITNESS WHEREOF, the Company and Mr. Erickson have executed this First Amendment as of the day and year first above written.

NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.

By:	/s/ George McGinn

George McGinn
General Counsel

/s/ Thomas W. Erickson

Thomas W. Erickson
Interim Chief Executive Officer and President
Chairman of the Board

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